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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF MAPLES AND CALDER]

July 3, 2001




APCO Argentina Inc.
P.O. Box 309, GT
Grand Cayman, Cayman Islands,
British West Indies


Ladies and Gentlemen:


We have acted as Cayman Islands counsel to APCO Argentina Inc., a company organized under the laws of the Cayman Islands ("APCO"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by APCO with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof, relating to the proposed issuance of up to 3,994,890 ordinary shares, par value $.01 per share, of APCO ("APCO Ordinary Shares"), in connection with the merger of APCO Delaware, Inc., a Delaware corporation and a wholly owned subsidiary of APCO ("Merger Sub") with and into Globex Energy, Inc., a Delaware corporation ("Globex") pursuant to the terms of an Agreement and Plan of Merger dated as of April 5, 2001 by and among APCO, Globex and Merger Sub (the "Merger Agreement").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement,
(ii) the Merger Agreement, (iii) the Memorandum of Association and Articles of Association of APCO as currently in effect, and (iv) certain resolutions adopted by the Board of Directors of APCO relating to the issuance of the APCO Ordinary Shares. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of APCO and such agreements, certificates of public officials, certificates of officers or other representatives of APCO and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.


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July 3, 2001
APCO Argentina Inc.



In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than APCO and Merger Sub, have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of APCO, Merger Sub and others.

We do no express any opinion as to the laws of any jurisdiction other than the corporate laws of the Cayman Islands, and we do not express any opinion as to the effect of any other laws on the opinion expressed herein.

Based upon and subject to the foregoing, we are of the opinion that the APCO Ordinary Shares to be issued pursuant to the terms and conditions of the Merger Agreement have been duly authorized and, when delivered in exchange for shares of Globex common stock and preferred stock pursuant to the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ MAPLES AND CALDER

Maples and Calder